SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C

(RULE 14C-101)

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF
THE SECURITIES EXCHANGE ACT OF 1934

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[X]   Preliminary Information Statement

[  ]   Confidential, for Use of the Commission Only (as permitted by Rule 14a-5(d) (1))

[  ]   Definitive Information Statement

VYCOR MEDICAL, INC.

(Name of Registrant as Specified In Its Charter)

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VYCOR MEDICAL, INC.
80 Orville Drive, Suite 100
Bohemia, NY 11716
(631) 244-1435

June     , 2010

Dear Stockholder:

This Information Statement is furnished to holders of shares of common stock, $.0001 par value (the "Common Stock") of VYCOR MEDICAL, INC. (the "Company").  We are sending you this Information Statement to inform you that on May 25, 2010, the Board of Directors of the Company unanimously adopted a resolution to seek stockholder approval to an amendment of the Company's Certificate of Incorporation to increase the Company's authorized capital to 1,510,000,000 shares comprising 1,500,000,000 shares of Common Stock par value $.0001 per share and 10,000,000 shares of Preferred Stock par value $0.0001 per share.

Thereafter, on May 24, 2010, pursuant to the By-Laws of the Company and applicable Delaware law, Fountainhead Capital Management Limited (identified in the section entitled "Voting Securities and Principal Holders Thereof"), a holder of 531,376,650 shares of Common Stock, representing approximately 78.8% of the total issued and outstanding Common Stock, adopted a resolution to authorize the Board of Directors to enact an amendment of the Company's Certificate of Incorporation to increase the Company's authorized capital to 1,510,000,000 shares comprising 1,500,000,000 shares of Common Stock par value $.0001 per share and 10,000,000 shares of Preferred Stock par value $0.0001 per share. The Board of Directors believes that the proposed increase in authorized capital is beneficial to the Company because it provides the Company with the flexibility it needs to obtain additional capital for the Company and, in connection therewith, to permit the issuance of additional shares to stock to new investors or on the conversion of existing convertible securities.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE NOT REQUESTED
TO SEND US A PROXY

The enclosed Information Statement is being furnished to you to inform you that the foregoing action has been approved by the holders of a majority of the outstanding shares of our Common Stock. The resolutions will not become effective before the date which is 20 days after this Information Statement was first mailed to stockholders. You are urged to read the Information Statement in its entirety for a description of the action taken by the Board of Directors and a majority of the stockholders of the Company.

This Information Statement is being mailed on or about June __, 2010 to stockholders of record on May 24, 2010 (the "Record Date").

/s/ Kenneth T. Coviello

Kenneth T. Coviello, President

VYCOR MEDICAL, INC.
80 Orville Drive, Suite 100
Bohemia, NY 11716
(631) 244-1435

INFORMATION STATEMENT
PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934
AND RULE 14C-2 THEREUNDER

NO VOTE OR OTHER ACTION OF THE COMPANY'S STOCKHOLDERS IS REQUIRED IN
CONNECTION WITH THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
NOT TO SEND US A PROXY

The Company is distributing this Information Statement to its stockholders in full satisfaction of any notice requirements it may have under Securities and Exchange Act of 1934, as amended, and applicable Delaware law.  No additional action will be undertaken by the Company with respect to the receipt of written consents, and no dissenters' rights with respect to the receipt of the written consents, and no dissenters' rights under the Delaware General Corporation Law are afforded to the Company's stockholders as a result of the adoption of these resolutions.

Expenses in connection with the distribution of this Information Statement, which are anticipated to be less than $1,000.00, will be paid by the Company.

BACKGROUND

We were formed as a limited liability company under the laws of the State of New York on June 17, 2005 as "Vycor Medical LLC". On August 14, 2007, we converted into a Delaware corporation and changed our name to "Vycor Medical, Inc." ("Delaware Corporation").  We are a developer of neurosurgical medical devices.  We have been conducting research, developing, prototyping, and producing mold development work for the Brain Access System. This product is designed to assist the neurosurgeon with brain surgery. It allows the surgeon to gain access to various regions in the brain through a working channel. We are in the process of marketing our first series of products to the market. Our first product line that we introduced to the market is a new type of self retaining brain retractor called the ViewSiteÒ Brain Access System. The second product is the Cervical Access System, which, pending receipt of additional funding and successful market testing, is planned for launch during 2010 pending funding. Like the Brain Access System, this product is designed to assist the surgeon in cervical surgeries, allowing the surgeon to gain access to the anterior cervical surgery site.

The Company is currently considering raising additional equity capital and believes that it may not have sufficient authorized, but unissued, shares of its Common Stock to facilitate the issuance of such additional shares. As of this date, the terms of any potential stock issuance have yet to be finalized.  In order to facilitate the raising of additional equity capital, which may be essential to the Company's continued operations, the Company's Board of Directors believes that the proposed increase in authorized capital is beneficial to the Company because it provides the Company with the flexibility it needs to complete an equity capital raise in the near to medium term.  At this time, the Company does not have any commitments with respect to a prospective capital raise.  The Board of Directors intends to implement the increase in the Company's authorized capital twenty days following the mailing of this Information Statement to the Company's stockholders.

No further action on the part of stockholders will be required to increase the Company's authorized capital.

ADVANTAGES AND DISADVANTAGES OF INCREASING AUTHORIZED COMMON STOCK AND DECREASING THE PAR VALUE OF THE STOCK

There are certain advantages and disadvantages of increasing the Company's authorized common stock and decreasing the par value of the Company's stock. The advantages include:

  The ability to issue shares of the Company's Common Stock in exchange for the Company's senior debt.
  The ability to raise capital by issuing capital stock under future financing transactions, if any.
  To have shares of common stock available to pursue business expansion opportunities, if any.

The disadvantages include:

  Dilution to the existing stockholders, including a decrease in our net income per share in future periods. This could cause the market price of our stock to decline.
  The issuance of authorized but unissued stock could be used to deter a potential takeover of the Company that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with the desires of the Company's Board of Directors, at that time. A takeover may be beneficial to independent stockholders because, among other reasons, a potential suitor may offer such stockholders a premium for their shares of stock compared to the then-existing market price. The Company does not have any plans or proposals to adopt provisions or enter into agreements that may have material anti-takeover consequences.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT
ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

AUTHORIZED SHARES

As of May 24, 2010, we had 1,000,000,000 shares of authorized Common Stock and 674,545,450 shares of Common Stock issued and outstanding together with 10,000,000 shares of authorized Preferred Stock and 140,000 shares issued and outstanding. Following the increase in authorized shares proposed by the Company's board of directors, we will have 1,500,000,000 shares of authorized Common Stock and 674,545,450 shares of Common Stock issued and outstanding together with 10,000,000 shares of authorized Preferred Stock and 140,000 shares issued and outstanding.  Authorized but unissued shares will be available for issuance, and we may issue such shares in the future.  If we issue additional shares, the ownership interest of holders of the Company's Common Stock will be diluted.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The following table lists, as of May 24, 2010, the number of shares of Common Stock beneficially owned by (i) each person or entity known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock; (ii) each officer and director of the Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of Common Stock by our principal stockholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Unless noted, the address for the following beneficial owners and management is 80 Orville Drive, Suite 100, Bohemia, New York 11716.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner (1)	Percent of Class (2)
Common Stock	Kenneth Coviello	5,451,254	*
Common Stock	Heather N. Vinas	5,451,254	*
Common Stock	Pascale Mangiardi	–	0.00%
Common Stock	Steven Girgenti	878,948	*
Common Stock	Adrian Christopher Liddell	--	0.00%
Common Stock	Marc David Cantor	--	0.00%
Common Stock	Peter C. Zachariou	--	0.00%

Common Stock	All executive officers and directors as a group	11,781,456	1.7%
Common Stock	Fountainhead Capital Management Limited Portman House Hue Street, St. Helier, Jersey JB4 5RP	531,376,650	78.8%

* Less than 1%

(1)	In determining beneficial ownership of our common stock, the number of shares shown includes shares which the beneficial owner may acquire upon exercise of debentures, warrants and options which may be acquired within 60 days. In determining the percent of common stock owned by a person or entity on May 24, 2010, (a) the numerator is the number of shares of the class beneficially owned by such person or entity, including shares which the beneficial ownership may acquire within 60 days of exercise of debentures, warrants and options, and (b) the denominator is the sum of (i) the total shares of that class outstanding on May 24, 2010, (674,545,450 shares of common stock) and (ii) the total number of shares that the beneficial owner may acquire upon exercise of the debentures, warrants and options. Unless otherwise stated, each beneficial owner has sole power to vote and dispose of its shares.

(2)	In addition, in determining the percent of common stock owned by a person or entity on May 24, 2010, (a) the numerator is the number of shares of the class beneficially owned by such person and includes shares which the beneficial owner may acquire within 60 days upon conversion or exercise of a derivative security, and (b) the denominator is the sum of (i) the shares of that class outstanding on May 24, 2010, (674,545,450 shares of common stock) and (ii) the total number of shares that the beneficial owner may acquire upon conversion or exercise of a derivative security within such 60 day period. Unless otherwise stated, each beneficial owner has sole power to vote and dispose of the shares.

INTEREST OF CERTAIN PERSONS IN OR IN OPPOSITION TO MATTERS
TO BE ACTED UPON

No director, executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposal to amend the Certificate of Incorporation and take all other proposed actions which is not shared by all other holders of the Company's Common Stock.

OTHER MATTERS

The Board knows of no other matters other than those described in this Information Statement which have been approved or considered by the holders of a majority of the shares of the Company's voting stock.

IF YOU HAVE ANY QUESTIONS REGARDING THIS INFORMATION STATEMENT, PLEASE CONTACT:

Robert L. B. Diener
Law Offices of Robert Diener
122 Ocean Park Blvd.
Suite 307
Santa Monica, CA 90405
Telephone: (310) 396-1691

BY ORDER OF THE BOARD OF DIRECTORS OF VYCOR MEDICAL, INC.

EXHIBIT A

CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION
OF
VYCOR MEDICAL, INC.

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of Vycor Medical, Inc. held on May 24, 2010, the Directors approved the following resolution:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing ARTICLE FOURTH, Subparagraph (a) to read as follows:

(a) Authorized Capital. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 1,510,000,000, of which 1,500,000,000 shares, par value of $0.0001 shall be designated as Common Stock ("Common Stock"), and 10,000,000 shares, par value of $0.0001, shall be designated as Preferred Stock ("Preferred Stock").

From and after the Effective Date, the amount of capital represented by the Common Stock immediately after the Effective Date shall be the same as the amount of capital represented by such shares immediately prior to the Effective Date.

SECOND: That thereafter, pursuant to Delaware General Corporation Laws Section 228, a consent in writing, setting forth the action so taken, was signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present. Thereafter, all shareholders of record of the Corporation were given written notice of the action.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this                                              day of                                              , 2010.

By:

Authorized Officer

Title:

Name: